Exhibit 5.1

T. 212-884-9339 F. 212-609-6921	McCarter & English, LLP 250 W 55th St 13th Fl New York, NY 10019 www.mccarter.com

July 22, 2026

DRC Medicine Inc.

Shinjuku i-Land Tower, 4th Floor
6-5-1 Nishi-Shinjuku, Shinjuku-ku
Tokyo 163-1304, Japan

RE:	DRC Medicine Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to DRC Medicine Inc., a Delaware corporation (the “Company”), in connection with the business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of June 30, 2025 (as amended by the Joinder Agreement, dated as of June 3, 2026, and as further amended, the “Business Combination Agreement”), by and among the Company, Ribbon Acquisition Corp., a Cayman Islands exempted company (“Ribbon”), DRC Merger Inc., a Delaware corporation and a wholly owned subsidiary of the Company, DRC Medicine Ltd., a Japanese corporation (Kabushiki Kaisha), and the other parties thereto, and the preparation and filing of the Company’s Registration Statement on Form S-4, including the proxy statement/prospectus forming a part thereof (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of up to 40,803,846 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), issued or issuable in connection with the Business Combination and the related transactions described in the Registration Statement. The Shares consist of (i) shares previously issued in connection with the Business Combination and the related transactions described in the Registration Statement (the “Existing Shares”) and (ii) shares issuable in connection with the Business Combination and the related transactions described in the Registration Statement (the “New Shares”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering the opinion expressed herein.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate, (vii) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded or be subject to any stop order, (viii) the issuance of the Shares pursuant to the terms of the Business Combination Agreement will have been duly authorized by all requisite corporate action on the part of the Company, and the Business Combination will have been approved by the shareholders of Ribbon, in each case in accordance with the General Corporation Law of the State of Delaware (“DGCL”) and other applicable law, (ix) the transactions contemplated by the Business Combination Agreement will be consummated in accordance with the terms thereof and (x) all other necessary action will have been taken under the DGCL to authorize and permit the Business Combination, and the Business Combination will be consummated in connection with the issuance of the Shares. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Existing Shares have been validly issued and are fully paid and non-assessable and (ii) the New Shares, when issued and delivered in the manner contemplated by the Registration Statement and in accordance with the applicable transaction documents, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the DGCL.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the proxy statement/prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ McCarter & English, LLP

McCarter & English, LLP